Working Capital Loan Contract
Exhibit 10.39
No.: Z2605LN15695522

PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K, THIS EXHIBIT OMITS CERTAIN INFORMATION, IDENTIFIED BY [***], THAT IS NOT MATERIAL AND THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Working Capital Loan Contract

Bank of Communications Co., Ltd.

Working Capital Loan Contract
No.: Z2605LN15695522
Working Capital Loan Contract

Important
 The Borrower is kindly requested to read the full text of this contract carefully, especially the clauses marked with ▲▲ and bolded. If you have any questions about the terms of the contract (including but not limited to clauses marked with ▲▲ and bolded) or want to further understand the specific meaning of relevant clauses, please be sure to ask the Lender to explain them before signing, and the Lender will explain the meaning and consequences of relevant clauses to you. If the Lender has not explained to you the meaning and consequences of relevant terms, or if you still have questions about any of the contents of this contract, please hold off on signing of this contract.

Whereas, the Borrower applies for a working capital loan limit from the Lender, and in order to clarify the rights and obligations of both parties, the Borrower and the Lender have reached a consensus through thorough negotiation and hereby concluded this contract.

Working Capital Loan Contract

Article 1 Definitions
“Loan limit” refers to the maximum amount of the loan balance (under the revolving limit) or the total loan amount (under the lump-sum limit) that the Lender may grant to the Borrower in accordance with this contract, which may be either a revolving limit or a lump-sum limit (which can be used only once or for multiple times) according to the contract.
“Revolving limit” means that the Borrower may apply for the use of the limit for multiple times in accordance with this contract to obtain a loan, but the balance of the loan shall not exceed the agreed limit.
“Lump-sum limit” means that the Borrower may apply for the use of the limit at one time or for multiple times in accordance with this contract to obtain a loan, but the total cumulative loan amount withdrawn shall not exceed the agreed limit.
“Loan balance” refers to the sum of the outstanding principal amount of the loan obtained by the Borrower under this contract.
“Limit balance” refers to the amount after deducting the loan balance (under the revolving limit) or the total loan amount (under the lump-sum limit) from the loan limit.
“Credit period” refers to the term for the Lender to grant the loan to the Borrower in accordance with the Borrower’s

Working Capital Loan Contract
application and this contract, which is the period when the loan is incurred rather than the loan term.
“Loan term” refers to the term of each loan specified in the Application for Use of Loan Limit of Bank of Communications (hereinafter referred to as the “Application for Use of Loan Limit”).
“Pricing benchmark” means the value benchmark agreed between the Borrower and the Lender to determine the corresponding loan rate, including but not limited to the following specific pricing benchmarks and other types of pricing benchmarks.
“Loan Prime Rate (LPR)” refers to the loan prime rate applicable to RMB loans issued by the National Interbank Funding Center on the 20th of each month (postponed accordingly in case of holidays).
“Latest permissible lower limit” refers to the minimum interest rate allowed for extension of loans as determined by laws and regulations related to interest rate and relevant rules or the loan pricing self-discipline agreement.
“Bank business days” and “business days” refer to the business days of the bank in the place where the Lender is located, excluding statutory holidays and days off (except for those when the bank is open due to holiday adjustment). If the date of performance of obligations such as the loan date, repayment date, interest payment date or maturity date falls on a

Working Capital Loan Contract
non-bank business day, it shall be postponed to the next bank business day accordingly.
“Related person” refers to the Borrower’s authorized manager, agent, legal representative, person in charge, controlling shareholder or actual controller, beneficial owner and other directly or indirectly related persons.
The terms such as related party, related party transaction, and major individual investor have the same meaning as the same terms in the Accounting Standards for Business Enterprises No. 36 - Related Party Disclosures (Cai Kuai [2006] No. 3) promulgated by the Ministry of Finance and subsequent revisions to the standards.
“ESG risks”: Environmental, social and governance risks.
“Corporate e-banking” refers to corporate e-banking channels such as corporate internet banking and corporate mobile banking systems of Bank of Communications.

Article 2 Use of Limit
2.1 When the Borrower needs to use the loan limit, it shall apply to the Lender at least 5 bank business days in advance. When making the application, the applicant should fill in and sign the Application for Use of Loan Limit in accordance with the format and requirements provided by the Lender, and use such limit after the application is reviewed and approved by the Lender.

Working Capital Loan Contract
▲▲2.2 Using the limit in each case is subject to all of the following conditions:
(1) The loan balance (under the revolving limit) or the total loan amount (under the lump-sum limit) does not exceed the limit;
(2) The applied loan amount does not exceed the limit balance;
(3) The application date and the loan date are within the credit period;
(4) The term and the maturity date of the loan comply with the provisions of this contract;
(5) The guarantee contract under this contract (if any) has entered into force and continues to be effective; where the guarantee contract is a mortgage contract and/or a pledge contract, the security interest has been created and continues to be valid;
(6) The Borrower has completed the procedures for obtaining government permits, approvals, registrations, etc., which must be completed according to law and required by the Lender at the time of applying for the loan, and such permits, approvals or registrations continue to be valid;
(7) After this contract takes effect, no material adverse change has occurred in the Borrower’s operating conditions and financial condition;

Working Capital Loan Contract
(8) The Borrower’s application meets the requirements of the relevant rules and regulations of the Lender;
(9) The Borrower has not violated the provisions of this contract;
(10) The payment method of the loan is in accordance with the provisions of this contract, and where the Lender is entrusted to make payment, the Lender agrees to do so;
(11) In the case of using a foreign currency loan, the Borrower has provided supporting documents proving that the loan complies with the relevant foreign exchange management policies, including but not limited to valid proof or registration documents for foreign exchange purposes;
(12) The Borrower has designated a special fund withdrawal account and signed the account management agreement as requested by the Lender.
▲▲2.3 Where the Lender agrees to grant the loan and signs the Application for Use of Loan Limit in paper form, the final loan information shall be that displayed in the bank printing column of the Application for Use of Loan Limit; where the “Application for Use of Loan Limit” is signed through the corporate e-banking system, the final loan information shall be that displayed in the “Bank of Communications Loan Receipt”. The “Application for Use of Loan Limit” is used as the “Loan Voucher”.

Working Capital Loan Contract
▲▲2.4 Where the currency in the “Application for Use of Loan Limit” is inconsistent with the currency for the loan limit, it shall be converted using the exchange rate at the beginning of each day announced by Bank of Communications Co., Ltd. for the purpose of determining the limit balance only; if no directly applicable exchange rate is available, it shall be converted by Bank of Communications Co., Ltd. using the exchange rate determined by the Lender in a reasonable manner.
▲▲2.5 After the Borrower becomes a shareholder of the Guarantor or the “actual controller” as defined in the Company Law, the Lender has the right to suspend or cancel the unused loan limit of the Borrower before the Guarantor provides a resolution of the shareholders’ meeting (general meeting of shareholders), which is accepted by the Lender, on agreeing to provide guarantee to the Borrower.

Article 3 Interest Rate and Interest Calculation
3.1 Basic rules for determining interest rates
3.1.1 Unless otherwise provided herein, the annual interest rate (simple interest) of the loan under this contract shall be agreed in the “Application for Use of Loan Limit” after negotiation between both parties each time when using the limit; where the annual interest rate value is determined according to

Working Capital Loan Contract
the pricing benchmarks, it shall be calculated by adding (subtracting) points according to the pricing benchmarks agreed in the “Application for Use of Loan Limit” (1 basis point being 0.01 percent, and 1 percentage point being 100 basis points).
3.1.2 If it is agreed in the Application for Use of Loan Limit that the fixed interest rate shall be applied, with the specific value being recorded in the segment of fixed interest rate value, the specific interest rate of each loan shall be subject to the value recorded in the segment of fixed interest rate value in the Application for Use of Loan Limit (specifically, if the loan currency is RMB, the specific value shall be determined based on the pricing benchmark specific value (hereinafter referred to as the “pricing benchmark value”) applicable on the pricing benchmark date specified in the “Application for Use of Loan Limit”, and shall be determined according to the plus (minus) points value specified in the “Application for Use of Loan Limit”). Where a specific value is not recorded in the segment of the fixed interest rate value, the specific interest rate of each loan shall be determined on the basis of the pricing benchmark value applicable on the applicable date of the pricing benchmark agreed in the Application for Use of Loan Limit, and shall be determined according to the plus (minus) points value agreed in the Application for Use of Loan Limit.
If it is agreed in the Application for Use of Loan Limit that a floating interest rate shall be applied, the specific interest rate

Working Capital Loan Contract
of each loan shall be determined on the basis of the pricing benchmark value applicable to the applicable date of the pricing benchmark agreed in the Application for Use of Loan Limit in accordance with the plus (minus) points value, the interest rate floating rules, the interest rate floating period, the unit of the interest rate floating period and the floating start date of a specific date (if necessary) agreed in the Application for Use of Loan Limit.
3.1.3 If the currency is RMB, the daily interest rate = monthly interest rate / 30, monthly interest rate = annual interest rate / 12; If the currency is HKD, GBP, AUD or CAD, the daily interest rate = annual interest rate/365; If the currency is USD, EUR and JPY, the daily interest rate = annual interest rate / 360.
▲▲3.2 Lending Rate
Where it is agreed in the Application for Use of Loan Limit that a fixed interest rate is applicable and a specific value is recorded in the segment of fixed interest rate value, the interest rate applied at the time of extending the loan shall be such fixed value. Where it is agreed that a fixed interest rate shall be applied in the Application for Use of Loan Limit but the specific value is not recorded in the segment of fixed interest rate value, and where it is agreed in the Application for Use of Loan Limit that a floating interest rate shall be applied, the loan interest rate applied at the time of extending each loan shall be determined on the basis

Working Capital Loan Contract
of the applicable pricing benchmark value of the “Applicable Date of Pricing Benchmark” agreed in the corresponding Application for Use of Loan Limited according to the plus (minus) points value agreed in the Application for Use of Loan Limit. The “Applicable Date of Pricing Basis” shall be T day, and the rules for determining the value of the Pricing Benchmark applicable on T Day shall be implemented in accordance with Article 3.5.1 herein.
At the time of each loan disbursement, after the Borrower submits the Application for Use of Loan Limit, in the event of adjustment to the laws, regulations relating to interest rate and relevant rules, the loan pricing self-discipline agreement, or the loan prime rate (LPR), etc., and the loan interest rate as determined in accordance with the preceding paragraph is lower than the latest permissible lower limit applicable on the loan disbursement date, except that Article 17.1 provides that the latest permissible lower limit does not apply to the loans under this contract, the Lender will, in the bank printing column of the Application for Use of Loan Limit or in the final loan disbursement information printed on the Bank of Communications Loan Disbursement Receipt, directly set the loan disbursement interest rate according to interest rate value of the latest

Working Capital Loan Contract
permissible lower limit applicable on the loan disbursement date and shall actually implement that rate.
3.3 Adjustment of interest rates
3.3.1 Where it is specified in the “Application for Use of Loan Limit” that a fixed interest rate is applied, the loan will be executed at the recorded interest rate throughout the loan term.
▲▲3.3.2 Where it is specified in “Application for Use of Loan Limit” that a floating interest rate is applied, for such loan, the loan interest rate adjustment date shall be determined in accordance with the interest rate floating rules, interest rate floating period, unit of interest rate floating period, and floating start date for a specific date (if necessary) stipulated in the “Application for Use of Loan Limit” and relevant provisions hereunder, and the adjusted interest rate shall be applied from the date of adjusting the loan interest rate.
3.3.2.1 During the loan period, the period of adjustment of the loan interest rate shall be calculated from the “loan entry date” or “floating start date for a specific date” according to the “floating since the date of loan entry” or “floating since a specific date” selected in the “interest rate floating rules”. Fill in the number of periods of interest rate floating in the empty column of interest rate floating period, and the unit of interest rate floating period can be selected daily or monthly. If the number of interest rate floating

Working Capital Loan Contract
periods is set to “1” and the unit of floating period is “daily”, every day starting from the “loan entry date” or “floating start date for a specific date” will be the loan interest rate adjustment date. If the number of interest rate floating periods is set to “3” and the unit of floating period is “daily”, the loan interest rate will be adjusted on the day after 3 days starting from the “loan entry date” or “floating start date for a specific date”. If the number of interest rate floating periods is set to “1” and the unit of floating period is “monthly”, the loan interest rate adjustment date will be the day of each full month starting from the “loan entry date” or “floating start date for a specific date”. If the number of floating interest rate periods is set to “3” and the floating period unit is “monthly”, the loan interest rate will be adjusted on the day of every 3 months starting from the “loan entry date” or “floating start date for a specific date”, and so on.
3.3.2.2 The loan interest rate on the loan interest rate adjustment date shall be determined on the basis of the pricing benchmark value applicable on the loan interest rate adjustment date, and unless otherwise agreed in this contract or both parties agree to adjust the plus (minus) point values through negotiation, the interest rate plus (minus) points shall be implemented according to the interest rate plus (minus) points of the loan agreed in the

Working Capital Loan Contract
“Application for Use of Loan Limit”. The “loan interest rate adjustment Date” shall be the T day, and the rules for determining the value of the pricing benchmark applicable on the T day shall be implemented in accordance with Article 3.5.1 of this contract.
In the event of adjustment to the laws and regulations relating to interest rate and relevant rules, the loan pricing self-discipline agreement, or the loan prime rate (LPR), etc., where the loan interest rate on the loan interest rate adjustment date as determined according to the aforementioned rule is lower than the latest permissible lower limit applicable on the loan interest rate adjustment date, except that Article 17.1 provides that the latest permissible lower limit does not apply to the loans under this contract, during the period from such adjustment date to the next interest rate adjustment date, the interest rate value of the latest permissible lower limit applicable on that interest rate adjustment date shall be implemented.
▲▲3.3.3 If the pricing benchmark applicable to the corresponding loan is cancelled, stopped to be published, or the Lender no longer uses the corresponding pricing benchmark for some reason, both parties shall negotiate and adjust the interest rate of the loan separately, but the adjusted interest rate shall not be lower than the applicable interest rate at that time; where both parties fail to agree on

Working Capital Loan Contract
the adjusted interest rate more than 1 month after the date of cancellation or end of publication of the pricing benchmark, the Lender has the right to declare that the loan is due early.
▲▲3.3.4 Both parties, after reaching an agreement, may adjust the value of the plus (minus) points of the corresponding loan interest rate on each loan interest rate adjustment date.
3.4 The penalty rate of overdue loans shall be increased by 30% according to the interest rate agreed herein, and the penalty rate of misappropriated loans shall be increased by 50% according to the interest rate agreed herein. If an adjustment of the loan pricing benchmark occurs for a floating rate loan, the Lender has the right to adjust the penalty rate applicable to each loan accordingly, and apply the new penalty rate from the date of loan interest rate adjustment agreed in the corresponding Application for Use of Loan Limit.
3.5 Calculation of Interest
3.5.1 Depending on different applicable pricing benchmarks, the pricing benchmark value applicable to the T day (i.e., the “pricing benchmark application Date”, “loan interest rate adjustment date” and “repricing date”) agreed in articles 3.2, 3.3.2.2 and 9.3.3.2 of this contract shall be as follows:

Working Capital Loan Contract
If the Loan Prime Rate (LPR) is applied as the pricing benchmark, the applicable pricing benchmark value on T day is the Loan Prime Rate (LPR) value most recently published before T date.
If the pricing benchmark value displayed on the page of the corresponding financial telecommunication terminal is greater than or equal to 0, the pricing benchmark value used to determine the loan interest rate under this contract shall be determined according to the actual pricing benchmark value displayed on the page of the corresponding financial telecommunication terminal; If the pricing benchmark value displayed on the page of the corresponding financial telecommunication terminal is less than 0, the pricing benchmark value used to determine the loan interest rate under this contract shall be 0.
3.5.2. Normal interest = the interest rate agreed herein × the amount of loan × number of days occupied.
The number of days occupied is calculated from the date of making the loan (inclusive) to the maturity date (exclusive), which is subject to extension if the maturity date is a non-business day, with the extension period being included in the days occupied. The interest during extension shall still be calculated according to this contract.
3.5.3. The penalty interest for overdue loans and misappropriated loans shall be calculated according to the

Working Capital Loan Contract
amount overdue or misappropriated and the actual number of days (from the date of becoming overdue or being misappropriated (inclusive) to the date of repaying principal and interest (exclusive)).
3.5.4 In the event there are many decimal places after the decimal point for the calculated interest/penalty interest, , the Lender will round it to two decimal places.
▲▲3.6 Where the Borrower repays the loan in advance or the Lender recovers the loan in advance according to the provisions of this contract, the corresponding interest rate level is not subject to change and the interest rate agreed herein shall still be implemented.
▲▲3.7 When a loan under this contract is subject to the interest rate of the latest permissible lower limit, the Lender will notify the Borrower to implement the interest rate value of the latest permissible lower limit through one or more methods such as corporate internet banking, corporate mobile banking, phone call, text message, etc. If the Borrower does not agree to continue to use the loan at the interest rate of the latest permissible lower limit, it may repay the corresponding loan(s) in advance.
Article 4 Payment of Loan
4.1. If the loan disbursement account designated by the Borrower is a specialized loan disbursement account opened with the Lender, the disbursement and payment of the loan

Working Capital Loan Contract
should be processed via such account. The account is only used for granting loan funds and making external payment, with the voucher of “Settlement Business Application” issued only, and it cannot be used to process checks, bills of exchange, bank acceptance bills and other transactions as well as other settlements. When the Borrower makes the payment and transfers the loan funds on its own, the procedure must be completed at the counter of the account opening branch. Interest on deposits in this account is credited to the Borrower’s repayment account.
4.2 When drawing down the loan in accordance with this contract, the Borrower shall specify the payment method (entrusting the Lender to pay or the Borrower paying on its own), and only one payment method can be used for each drawdown.
4.3 Entrusting the Lender to pay means that the Lender directly disburses the loan funds through the Borrower’s account to the borrower’s counterparty for the purposes agreed herein after the Lender disburses the loan in accordance with the Borrower’s Power of Attorney for Entrusted Payment.
Where the amount of a single payment exceeds the self-payment limit or meets one of the conditions agreed under Article 19.3, the entrusted loan payment method shall be adopted.

Working Capital Loan Contract
When entrusting the Lender to pay, the Borrower shall submit to the Lender an application for the use of the limit, the corresponding power of attorney for entrusted payment, and other documents required by the Lender (including but not limited to transaction documents such as business contracts, invoices and receipt documents), specifying the amount of the loan, the recipient and amount of payment, and the amount of the loan shall be equal to the total amount to be paid.
▲▲If the payment to be made by the Borrower does not conform to the terms in this contract or the corresponding business contract(s), or is otherwise defective, the Lender has the right to refuse to pay and return the power of attorney for entrusted payment submitted by the Borrower.
▲▲ Where the Lender agrees to pay on behalf of the borrower, if the payment cannot be made or the payment is returned due to incorrect information provided by the Borrower, the Borrower shall resubmit the relevant documents and data containing the correct information within the time limit specified by the Lender, and the Lender shall not be liable for the resulting delay or payment failure.
4.4 The Borrower’s paying on its own means that after the Lender disburses the loan funds to the Borrower’s account in accordance with this contract, the Borrower shall pay the

Working Capital Loan Contract
Borrower’s counterparty(ies) that meets the purpose agreed herein.
If the Borrower pays on its own, it shall submit to the Lender an application for the use of the limit, instructions for the use of funds and other documents required by the Lender. The Borrower shall report the loan fund payment status to the Lender on a timely basis. The Lender has the right to verify whether the loan payment is aligned with the agreed purpose through account analysis, voucher inspection, on-site investigation and other methods, and the Borrower shall cooperate with the Lender on such verification.

Article 5 Repayment of Loan
5.1 The Borrower shall repay the loan principal and interest in full and on time according to the repayment date and amount recorded in this contract and the corresponding Application for Use of Loan Limit.
▲▲5.2 The Borrower shall not repay the Loan in advance without the written consent of the Lender (where the Lender shall not refuse or delay in giving such consent without justifiable reasons).
▲▲5.3 The repayment arrangement for the principal and interest agreed by the Borrower and the Lender in the Application for Use of Loan Limit represents the true expressions of intention reached by both parties on a

Working Capital Loan Contract
voluntary basis after negotiation. Under the repayment arrangement made by both parties, whether the principal is repaid before the interest does not affect the Borrower’s repayment obligation to the interest payable, and the Borrower shall not raise a defense against the repayment of the interest payable. Under either repayment arrangement, the Borrower shall be liable for the repayment of the principal and interest payable in full.
▲▲5.4 Provided that the Borrower’s repayment (including the Borrower’s proactive repayment and the Lender’s deduction of money in accordance with this contract) cannot cover all the Borrower’s debts in full:
(1) The payment shall be first used to settle the unpaid portion when due. Under the premise of not violating the mandatory provisions of the laws, regulations, rules and regulations and relevant regulatory requirements applicable to the Lender, if the principal and interest are overdue for less than 90 days, the balance after the repayment of fees shall be first used to offset the outstanding interest, penalty interest and compound interest when due, and then used to offset the outstanding principal when due; If the principal or interest is overdue for more than 90 days, the balance after offsetting shall be first used to offset the outstanding principal when due, and then used to offset the outstanding interest, penalty interest or compound interest when due;

Working Capital Loan Contract
(2) If the Borrower is subject to multiple debts (including the debts of the Borrower to the Lender under other contracts), the Lender shall have the right to determine at its sole discretion the order of repayment of each debt of the Borrower, provided that such order of repayment is not a violation against the mandatory provisions of the laws, regulations, rules and regulations and relevant regulatory requirements applicable to the Lender. The Lender shall notify the Borrower of the result of the debt repayment. This article applies unless otherwise agreed by both parties on the matters in this paragraph.

Article 6 Representations and Warranties of the Borrower
6.1 The Borrower is legally established and validly existing, with all necessary rights and the ability to fulfill the obligations of this contract and assume civil liability in its own name.
6.2 The signing and performance of this Contract represent true intention of the Borrower, which are subject to all necessary consents, approvals and authorizations, with no legal defects.
6.3 The Borrower operates legally and compliantly, has the ability to maintain “going concern” status, has a legitimate source of repayment, without any major ESG risks or major bad

Working Capital Loan Contract
credit history. The Borrower’s senior management is free of any bad record.
6.4 All documents, statements, materials and information provided by the Borrower to the Lender in the course of signing and performing this contract are true, accurate, complete and valid, without hiding any information from the Lender that may affect the Lender’s financial position and ability to repay, and the Borrower’s financial position has not undergone any material adverse changes since the date of the latest financial statements. The borrowing matters comply with the requirements of laws and regulations.
▲▲6.5 The Borrower is not on the sanctions list issued by the United Nations and relevant countries, organizations and institutions, and is not an individual or an enterprise included on the list of risks related to terrorism, money laundering and counter-sanctions issued by Chinese government departments or competent authorities; and it is not located in a country or region that has been sanctioned by the United Nations and relevant countries, organizations or institutions.
▲▲6.6 The Borrower warrants to comply with the national anti-money laundering laws, regulations and relevant policy requirements, not to engage in assisting others with money laundering, terrorist financing, tax evasion, bank debt evasion, cash arbitrage,

Working Capital Loan Contract
telecommunications fraud, illegal fundraising and other illegal activities, actively cooperate with the lender on various anti-money laundering works such as customer identification, transaction record keeping, customer identity and transaction background due diligence, large-amount and suspicious transaction reporting, and provide relevant supporting documents as required by the Lender.
6.7 Based on the ESG risks facing the industry where the Borrower is operating, if it falls in Class A or Class B customer category, the Borrower makes the following undertaking:
(1) The Borrower’s internal management documents related to ESG risks comply with the requirements of laws and regulations and are effectively implemented;
(2) the Borrower is not involved in any major litigation cases related to ESG risks;
(3) The Borrower’s conduct and performance related to ESG risks are compliant in material respects.

Article 7 Rights and Obligations of the Lender
7.1 The Lender shall have the right to recover the principal and interest of the loan (including compound interest, penalty interest on overdue and misappropriated loans, and the like) in accordance with this contract, collect the fees payable by the Borrower, have the right to withdraw the loan in advance at its own discretion according to the Borrower’s fund withdrawal

Working Capital Loan Contract
status, and exercise other rights stipulated by law or agreed in this contract.
▲▲7.2 During the performance of this contract, the Lender only conducts a surface review of the information provided by the Borrower. The Lender shall not be liable for the failure of its completing the entrusted payment in a timely manner due to the untrue, inaccurate or incomplete documents provided by the Borrower or due to the Borrower’s violation of this contract.
▲▲7.3 The Lender shall grant the loan and handle the payment in accordance with this contract. The Lender shall not be liable for the failure of its granting the loan or making the payment on time due to any of the following reasons, but will notify the Borrower in a timely manner: the loan account designated by the Borrower is frozen, the account of the payment recipient is frozen, force majeure, communication or network failure, the Lender’s system failure, etc. This article applies unless otherwise agreed in this contract.
▲▲7.4 According to the regulatory requirements that the Lender needs to observe, the Lender will conduct a dynamic assessment of the Borrower’s risk level related to money laundering, terrorist financing, tax evasion, and others, and has the right to take one or all of the measures stipulated in Article 9.2 when it believes that the Borrower

Working Capital Loan Contract
and its related businesses are suspected of a high risk related to money laundering, terrorist financing and tax evasion.
▲▲7.5 The Lender shall have the right to participate in the Borrower’s activities such as large-amount financing, asset sales, merger, spinoff, shareholding reform, bankruptcy liquidation and others in accordance with laws and regulations, in order to safeguard the Lender’s creditor’s rights.

Article 8 Obligations of the Borrower
8.1 The Borrower shall repay the principal of the loan and pay interest according to the time, amount, currency and interest rate agreed in this contract and the corresponding Application for Use of Loan Limit.
The Borrower’s designated fund withdrawal account is used to collect corresponding sales revenue or planned repayment funds. If the corresponding sales revenue is settled in a non-cash manner, the Borrower should ensure that the funds are promptly transferred to the fund withdrawal account upon receipt of the payment The Borrower shall provide the fund’s inflow and outflow of the account as required by the Lender.
8.2 The Borrower shall use the loan limit for the purposes agreed in this contract and for the purposes determined in the corresponding Application for Use of Loan Limit, and shall not do the following: appropriating the loan for other purposes, re-

Working Capital Loan Contract
lending the loan, using the loan as dividends to pay the Borrower’s shareholders and investment in financial assets, fixed assets, equity, etc.; using as other items such as bonuses and dividends paid by the Borrower, using to pay fines, using in areas and for purposes which are prohibited by China from production and operation, such as inflating fiscal revenues, adding hidden debts of local governments or incompliantly injecting into the real estate market.
The Borrower shall use the loan funds in accordance with the agreed method, and shall not evade the lender’s entrusted payment by dividing the loan into parts; Where the Borrower pays on its own, the Borrower shall use the loan within a reasonable time according to the requirements of the Lender’s regulator, and the loan funds shall be paid according to the provisions of this contract.
▲▲8.3 The Borrower shall bear the settlement fees (if any) for the payment of the loan funds (including the payment entrusted to the Lender and the payment made by the Borrower on its own), and the specific fee amount shall be determined in accordance with the laws, regulations, rules, regulatory provisions and the then effective List of Service Fees of Bank of Communications published by the Lender.
If the payment of loan funds is not cross-border payment and the loan account is a dedicated loan

Working Capital Loan Contract
disbursement account, when paying the loan funds (including entrusting the Lender to pay and the Borrower paying on its own), the payment of funds may be handled through the payment system of the People’s Bank of China or the intra-city exchange system in case that the collection account is not a Bank of Communications account. If the loan account is not a dedicated loan disbursement account and the loan funds are paid (including entrusting the Lender to pay and the Borrower paying on its own) to a non-Bank of Communications account in other cities, the payment shall be handled through the payment system of the People’s Bank of China.
If cross-border payment is used, payment of loan funds may be processed through the Society for Worldwide Interbank Financial Telecommunication (SWIFT) system or other systems.
▲▲8.4 The Borrower shall cooperate with the Lender on supervising and inspecting the loan payment management, post-loan management, loan use and Borrower’s business situation, and provide financial statements, records and documents regarding the use of loan funds, related parties and related party transaction information, ESG risk reports, and other data and information reasonably required by the Lender for post-loan risk management needs in a timely manner, while ensuring

Working Capital Loan Contract
the authenticity, completeness and accuracy of the documents, data and information provided.
▲▲8.5 The Borrower shall notify the Lender in writing 7 working days in advance if any of the following events occurs hereto, and shall not take action unless obtaining the written consent of the Lender:
(1)Merger, spinoff, equity transfer.
(2)Foreign investment, external guarantee or substantial increase in debt financing exceeds the level stipulated in Article 20.1 herein.
▲▲8.6 Before the Borrower repays the principal and interest of the loan and other debts under this contract in full, the Borrower shall notify the Lender in writing within 7 working days from the date on which any of the following events occurs and submit relevant proofs and certificates in accordance with laws, rules, regulatory provisions and the requirements of the Lender:
(1) The Borrower amends the articles of association, changes the company’s name, legal representative (person in charge), domicile, mailing address or business scope, or makes a decision that has a significant impact on finance and personnel status;
(2) the Borrower or Guarantor intends to file for bankruptcy or may file or has been filed for bankruptcy by creditors;

Working Capital Loan Contract
(3) The Borrower is involved in major litigation, arbitration or administrative measures, or property preservation or other compulsory measures have been taken against its main assets or collateral under this contract, or the safety and intactness of the main assets or collateral under this contract has been or may be affected or the value is reduced or may be reduced;
(4) the Borrower provides guarantee to a third party/third parties other than a related party, and as a result, posing material adverse impact on its economic condition, financial condition or its ability to perform its obligations under this contract;
(5) the Borrower signs a contract that has a significant impact on its operation and financial condition;
(6) The Borrower pays off the unmatured debts in advance or pays off other due debts in priority, adds pledges to other existing debts, etc., or makes any arrangements with similar effects or signs relevant documents;
(7) The Borrower faces suspension of production, suspension of business, dissolution, suspension of business for rectification, deregistration or revocation of business license;
(8) The Borrower, the Borrower’s major investors, the Borrower’s legal representative (responsible person), directors or key management personnel are missing,

Working Capital Loan Contract
involved in violations of laws and regulations, or in violation of applicable exchange rules, or face abnormal changes;
(9) The Borrower suffers a distress in its operation, deteriorating financial condition, or faces other events that have a material adverse impact on the Borrower’s operation, financial condition or solvency or economic condition;
(10) A related party transaction occurs and the transaction amount reaches or exceeds 10% of the Borrower’s most recent audited net assets;
(11) The Borrower becomes or may become a shareholder of the Guarantor or an “actual controller” as defined in the Company Law before repaying all debts under this contract;
(12) The Borrower has a major liability accident due to violation of laws, regulations, regulatory provisions, national policies or industry standards;
(13) The Borrower has a safety or environmental protection-related accident;
(14) A change takes place in the controlling or controlled relationship between the guarantor and the Borrower;
(15) The Borrower faces a major change in equity;
(16) The audit opinions issued by the Borrower’s external auditor on its financial statements are not standard unqualified opinions;

Working Capital Loan Contract
(17) The Borrower is investigated, punished or taken other similar measures by the competent authorities due to its serious violations of laws, regulations and/or regulatory requirements;
(18) The Borrower is included in the sanctions list issued by the United Nations and relevant countries, organizations and institutions, as well as the risk list related to terrorism, money laundering and counter-sanctions issued by the Chinese governmental agencies or competent authorities; or the country or region where the Borrower is located is included in the list of countries and regions sanctioned by the United Nations and relevant countries, organizations and institutions;
(19) Other major adverse events occur that affect the Borrower’s ability to repay debts.
(20) Based on the ESG risks facing the industry where the borrower operates, if the Borrower falls into Class A or Class B customer category, any of the following events occurs to the Borrower:
①Obtaining permits, reviews and approvals related to ESG risks in the process of production commencement, construction, operation and shutdown;
②The regulator or its recognized institution making assessment and inspection of the Borrower’s ESG risk;

Working Capital Loan Contract
③Status of supporting construction and operation of environmental facilities;
④Conditions of pollutant emissions and whether it is compliant;
⑤Safety and health of employees;
⑥Significant complaints and protests in neighboring communities against the Borrower;
⑦Significant environmental and social claims;
⑧Other material circumstances that the Lender believe relevant to ESG risks.
▲▲8.7 In the event of a change in the guarantee under this contract that has a material adverse impact on the Lender’s creditor’s rights, the Borrower shall provide other guarantees approved by the Lender in a timely manner as required by the Lender.
“Change” used in this paragraph includes, but is not limited to: the Guarantor’s merger, spinoff, suspension of production, suspension of business, dissolution, suspension of business for rectification, being deregistered, revocation of business license, filing for or being filed for bankruptcy; a material change occurs to the Guarantor’s business or financial condition; the Guarantor is involved in major litigation, arbitration, administrative measures, or property preservation or other compulsory measures have been taken against its major assets; the safety and intactness of the

Working Capital Loan Contract
collateral is or may be compromised; the value of the collateral is reduced or may be reduced, or compulsory measures such as seizure are taken; the Guarantor or its legal representative (person in charge) or key management personnel are involved in violations of laws and regulations or in violations of the applicable rules of the exchange; the Guarantor is missing or deceased (declared dead) if it is an individual; the Guarantor has defaulted under the guarantee contract; disputes occur between the Guarantor and the Borrower; the Guarantor requests to terminate the guarantee contract; the guarantee contract has not taken effect, is invalid or revoked; the security interest is not created or invalid; or other events that affect the security of the Lender’s creditor’s rights.
▲▲8.8 The Borrower makes the following undertaking: from the date of signing this contract till the paying off of all loan principal and interest and related expenses under this contract, the Borrower’s financial indicators, ratings by external agencies and business qualifications/licenses will always comply with the provisions hereunder (if any), and if annual review is required for the business qualifications/licenses, the review shall be passed in a timely manner.
8.9 The Borrower warrants that the Borrower and its employees and agents will not provide, grant, solicit or accept

Working Capital Loan Contract
any form of material benefits (including but not limited to cash, physical cards, travel, etc.) or other non-material benefits to or from the Lender or the Lender’s employees in any form; not to use the funds or services provided by the Lender in any form, directly or indirectly, for activities related to corruption or bribery; If it is aware of any violation of this article, the Borrower shall provide the Lender with clues and relevant information in a timely, truthful, complete and accurate manner, and cooperate with the Lender on relevant matters in accordance with the Lender’s requirements.
8.10 Depending on the ESG risks facing the industry where the Borrower operates, the Borrower shall assume the following obligations if it falls into Class A or Class B customer category:
(1) Establishing and improving the internal management system for ESG risks, and specifying the responsibilities, obligations and penalties of the relevant people in charge of the Borrower;
(2) Setting up emergency response mechanisms and measures for ESG risk emergencies;
(3) Establishing a dedicated department and/or designating dedicated personnel to be responsible for ESG risk matters;
(4) Cooperating with the Lender or its approved third party on the assessment and inspection of the Borrower’s ESG risk;

Working Capital Loan Contract
(5) Responding appropriately or taking other necessary actions when the public or other stakeholders strongly question the Borrower’s performance in ESG risk control;
(6) Supervising the Borrower’s crucial related parties to strengthen management to prevent the ESG risks of related parties from affecting the Borrower;
(7) Fulfilling other obligations that the Lender deems relevant to ESG risk control.

▲▲Article 9 Adjustment of Limit, Early Loan Maturity and Risk Repricing
9.1 The occurrence of any of the following events is deemed “early maturity event” in this contract:
(1) The Borrower fails to repay the loan principal or pay interest in accordance with any of the “Application for Use of Loan Limit” under this contract;
(2) The representations and warranties made by the Borrower under this contract are untrue;
(3) Any of the notifiable matters listed in Article 8.6 has actually occurred and has caused or may cause a material adverse impact on the security of the Lender’s creditor’s rights or causes a significant increase in the Lender’s risk;
(4) The Lender’s granting the loan in accordance with this contract constitutes a violation of laws and regulations due to changes in laws, regulations and regulatory policies;

Working Capital Loan Contract
(5) The Borrower has defaulted or the debt may be or has been declared to be matured early when performing other contracts with the Lender or performing contracts with a third-party financial institution;
(6) The Borrower’s unusual use of loan funds or circumvention of entrusted payment;
(7) The Borrower’s misappropriation of loan funds;
(8) The loan account designated by the Borrower is frozen or deducted by the competent authority;
(9) Depending on the ESG risks facing the industry where the Borrower operates, any of the following events occur to the Borrower if it falls into the Class A or Class B customer category:
①The Borrower is penalized by the relevant government department for inadequate ESG risk management;
②The Borrower is strongly questioned by the public and/or the media due to inadequate ESG risk management, which has been verified to be true;
③The Borrower does not fulfill its obligations with the Lender in relation to ESG risk management as agreed in other contracts;
(10) The Borrower seriously violates other provisions of this contract.

Working Capital Loan Contract
9.2 In case of any “early maturity event”, the Lender shall have right to take one, more or all of the following measures at its discretion:
(1) Lower, suspend or cancel the limit under this contract;
(2) Cease or terminate the disbursement of loans that have not been drawn down by the Borrower;
(3) Cease or terminate the payment of loans that have already been drawn down but not yet used by the Borrower;
(4) Request the Borrower to negotiate with the Lender within an agreed time limit to supplement the terms of loan disbursement and payment;
(5) Request the Borrower to change the payment method according to the Lender’s requirements;
(6) Conduct risk repricing for loan in accordance with Article 9.3;
(7) Unilaterally announce early maturity of all the principal of the loan that has been disbursed under the contract, and request the Borrower to immediately repay all the principal of the loan due and settle the interest;
(8) Downgrade the Borrower’s loan risk rating in accordance with regulatory requirements;
(9) Hold the Borrower legally responsible.
9.3 According to the Borrower’s business situation at the time of entering into this contract, both parties have determined

Working Capital Loan Contract
the interest rate and adjustment agreed in this contract after negotiation. The Borrower agrees that, in case of any “early maturity event”, the Lender shall have the right to reprice the risks of the loan in accordance with the provisions hereof.
9.3.1 Risk repricing includes negotiated repricing and direct increase of loan interest rate, and the risk repricing method adopted in this contract shall be agreed by both parties in Article 21.
9.3.2 “Negotiated repricing” means that the Lender has the right to require the Borrower to negotiate with the Lender to increase the loan interest rate within a limited time limit, and t both parties shall determine the “repricing date” and the specific agreement on the relevant interest rates by means of a supplementary agreement.
9.3.3 “Direct increase of loan interest rate” means that the Lender has the right to directly increase the loan interest rate in accordance with this Article and Article 21.
9.3.3.1 The increased loan interest rate shall be applied to each loan outstanding by the Borrower as of the “repricing date” from the “repricing date” notified by the Lender to the Borrower in writing.
9.3.3.2 If the loan currency is RMB, USD, EUR, HKD, JPY or GBP, the interest rate of each loan after the increase shall be determined according to the plus (minus) points agreed in Article 21.2.1 on the basis of the pricing benchmark value

Working Capital Loan Contract
applicable on the “repricing date”. The “repricing date” being the T day, the rules for determining the pricing benchmark value applicable on the T day shall be implemented in accordance with Article 3.5.1 hereof.
9.3.4 After the Lender conducts risk repricing in accordance with the foregoing article, the new interest rate shall be implemented from the “repricing date”. On the basis of this interest rate, the floating adjustment stipulated in Article 3 hereof still applies; where both parties agree to change the relevant agreement through negotiation, the agreement after the change shall apply. If the loan is overdue (including the Borrower’s failure to repay on time or the Lender’s announcing early maturity) or misappropriated, the penalty interest rate for overdue and misappropriation shall be determined on the basis of the new interest rate (including the interest rate after floating adjustment agreed in this contract), and the interest rate for calculating compound interest shall also be adjusted accordingly.
9.3.5 Conducting risk repricing shall not be deemed or construed as a waiver of the Lender’s other rights under laws and regulations and as agreed in this contract. The Lender shall have the right to take other measures to protect its creditor’s rights in accordance with laws and regulations and provisions in this contract, including but not limited to the measures stipulated in Article 9.2.

Working Capital Loan Contract
9.4 In the occurrence of deterioration in the Borrower’s credit status such as any “acceleration event”, the Lender has the right to automatically cancel all unused quota under this contract without prior notice.
▲▲Article 10 Breach of Contract
10.1 If the Borrower fails to repay the principal and interest of the loan in full and on time or fails to use the loan for the purpose agreed herein, the Lender shall charge interest at the penalty interest rate of the overdue loan or the penalty interest rate on the misappropriated loan, and shall collect compound interest on the outstanding interest payable in accordance with applicable laws and regulations; where the penalty interest rate is adjusted according to the contract, the interest rate for calculating compound interest shall also be adjusted accordingly.
10.2 If the Borrower fails to repay the principal and interest of the Loan in full and on time, the Borrower shall bear the collection fees, litigation fees (or arbitration fees), preservation fees, announcement fees, enforcement fees, and reasonable attorney fees, travel expenses and other expenses paid by the Lender for the realization of the creditor’s rights, unless otherwise provided in the effective judgment or arbitration award.

▲▲Article 11 Deduction and Transfer Agreement

Working Capital Loan Contract
11.1 The Borrower authorizes the Lender the right to deduct money from any account opened by the Borrower at any branch of Bank of Communications Co., Ltd. for repayment when there is the loan principal, interest, penalty interest, compound interest or other fees due and payable.
11.2 After the deduction and transfer of money, the Lender shall notify the Borrower of the account number, contract number, Application for Use of Loan Limit, the amount to be deducted and the balance of debt.
11.3 If the deducted money is insufficient to pay off all the debts of the Borrower, the debts to be repaid shall be determined in accordance with this contract.
11.4 Where the deducted and transferred amount is denominated in a currency different from that of the debts to be repaid, it shall be converted into the amount of the debts at the exchange rate announced by Bank of Communications Co., Ltd. at the time of deduction. Where going through the procedures of foreign exchange settlement and sale or foreign exchange is needed, the Borrower is obliged to assist the Lender in handling the procedures according to the requirements of the Lender, and shall bear the exchange rate risk.

▲▲Article 12 Notices
12.1 The contact information (including mailing address, contact phone number, fax number, etc.) filled in by

Working Capital Loan Contract
the Borrower in this contract is true and valid. In the event of a change in any contact information, the Borrower shall immediately mail/send the change in writing to the correspondence address provided by the Lender in this contract. Such changes will become effective upon receipt of the notice of the changes by the Lender.
12.2 Unless otherwise expressly provided in this contract, the Lender shall have the right to make any notice to the Borrower in any of the following means: the Lender has the right to choose the method of notification deemed as appropriate and is not liable for any errors, omissions or delays in transmission by mail, fax, telephone or any other communication system. Where the Lender chooses multiple notification methods at the same time, the one that reaches the borrower in the shortest time shall prevail. If the Lender issues more than one notice to the Borrower in respect of the same matter with different contents, the notice issued later shall prevail unless otherwise expressly stated in the notice.
(1) For announcements, the date of service shall be deemed to be the date on which the Lender publishes the announcement on its website, online banking system, telephone banking system or business branches;
(2) If it is delivered by hand, the date of service shall be the date of receipt by the Borrower;

Working Capital Loan Contract
(3) If the mail (including EMS, ordinary mail, and registered mail) is delivered to the most recent valid correspondence address provided by the Borrower, the date of service shall be the 3rd day (in the same city) / 5th day (in other cities) after the date of mailing;
(4) For deliveries made by fax, mobile phone, text or other electronic communication methods to the fax number, mobile phone number or email address and WeChat account provided by the Borrower, the date of service shall be the date of delivery. The aforesaid delivery means that the relevant information enters the server terminal of the service provider, rather than the relevant information being actually displayed on the customer’s terminal.
12.3 The Borrower agrees that, unless the Lender receives a written notice from the Borrower regarding the change of the mailing address or the Borrower submits a confirmation of service address directly to the Court, the correspondence address provided by the Borrower in this contract shall be the address for the court to serve judicial documents and other written documents on the Borrower. The scope of application of the above-mentioned service addresses includes, but is not limited to, the first instance of civil litigation, jurisdictional objections and reconsideration, second instance, retrial, remand for retrial, and enforcement procedures.

Working Capital Loan Contract
In the process of dispute resolution under this contract, the court has the right to serve judicial documents and other written documents on the Borrower through any of the means of communication specified in Article 12.2. The Court shall have the power to choose such means of communication deemed appropriate and shall not be liable for any errors, omissions or delays in transmission by post, facsimile, telephone, telex or any other communication system. Where the court chooses multiple communication methods at the same time, whichever reaches the borrower in the shortest time shall prevail.
12.4 This article is an independent article of dispute resolution in the contract, of which the invalidity will not be affected when this contract is invalid, revoked or terminated.

▲▲Article 13 Information Disclosure and Confidentiality
13.1 For the undisclosed information and data of the Borrower obtained and known during the signing and performance of this contract, the Lender shall use such relevant information and data (including but not limited to collection, storage, use, processing, transmission, provision, disclosure, etc.) without violating laws, regulations and regulatory requirements, and shall bear the duty of confidentiality in accordance with the laws, and shall not

Working Capital Loan Contract
disclose such information and data to third parties, except in the following circumstances:
(1) Disclosure is required by applicable laws and regulations;
(2) Disclosure is required by judicial departments or regulatory authorities in accordance with law;
(3) The Borrower fails to repay the principal and/or interest of the loan in full and on time, and the Lender shall disclose to and allow the Lender’s external professional advisers to use on a confidential basis in order to realize the creditor’s rights under this contract;
(4) Conducting other reasonable acts in order to safeguard the public interest or the legitimate rights and interests of the Borrower;
(5) Disclosure is made as otherwise agreed by or authorized by the Borrower to the Lender.
13.2 The Borrower confirms that it has signed the appropriate power of attorney for the Lender to process the Borrower’s credit information as required by the Lender. The lender shall inquire about, use and store the Borrower’s credit information within the scope specified in the power of attorney.

Article 14 Governing Law and Dispute Resolution

Working Capital Loan Contract
This contract shall be governed by the laws of the People’s Republic of China (excluding the laws of Hong Kong, Macau and Taiwan for the purposes of this contract). Disputes under this contract shall be brought to the court of competent jurisdiction in the place where the Lender is located, unless otherwise agreed in this contract. During the dispute period, the parties shall continue to perform the terms that are not in dispute.

Article 15 The Structure, Signing Arrangement, Effectiveness and Loan Attributes of the Contract
▲▲15.1 The Application for Use of Loan Limit and other relevant documents and materials filled in and signed by the Borrower in accordance with the format and requirements provided by the Lender under this contract are an integral part of this contract.
15.2 The Application for Use of Loan Limit supplements this contract. Unless otherwise agreed in the Application for Use of Loan Limit, the rights and obligations and related matters between the Borrower and the Lender shall still be implemented in accordance with the provisions hereof.
15.3 This contract and/or the “Application for Use of Loan Limit” and other relevant documents and materials that constitute a part of this contract can be signed in paper form or in the corporate e-banking system. If the Borrower opts to sign

Working Capital Loan Contract
this contract and/or the Application for Use of Loan Limit and other relevant documents through corporate e-banking system, the Borrower shall open the corporate e-banking account as required by the Lender, submit an application for activating the corporate e-banking signing function, sign the relevant documents for activating the corporate e-banking signing function as required by the Lender, and designate an authorized person who has the authority to use the corporate e-banking signing function on behalf of the Borrower.
15.4 This contract shall come into force upon the signing by both parties. Where this contract is signed in paper form, signing refers to the legal representative (person in charge) or authorized representative of the Borrower signing (or sealing) the contract and affixing with the official seal, as well as the legal representative (person in charge) or authorized representative of the Lender signing (or sealing) the contract and affixing with the special seal of the contract; Where this contract is signed through corporate e-banking system, signing means that the Borrower fills in and confirms the relevant information in accordance with the prompts on the corporate e-banking interface and submits it with an electronic certificate, and the Lender completes the review and confirms the contract submitted by the Borrower, and signs the contract electronically with a digital certificate.

Working Capital Loan Contract
15.5 If the Lender’s special seal is the special seal used for the offshore credit business contract (or other special seal of the contract marked as “offshore”), the loan under this contract is an offshore business loan.
▲▲15.6 The Lender shall not be liable for any losses or any disruption, hindrance or delay in the services suffered by the Borrower (including but not limited to the Borrower’s inability to log in to corporate e-banking system or the temporary failure of the Borrower to handle relevant business after logging in) due to force majeure and/or changes in national policies, IT system failures, communication system failures, power system failures and other reasons beyond the Lender’s control , unless otherwise agreed by both parties in the supplementary agreement. The foregoing agreement does not exempt the Lender from the liability that should be borne by the Lender due to its fault in accordance with the law.

Article 16 Details of the Limit
16.1 Currency of loan limit: RMB; amount in words: three hundred million yuan; It can be used in ☑ the currency of the limit □ the currency of the quota and other currencies accepted by the Lender; This limit is a ☑ revolving limit □ lump-sum limit (which can be used multiple times), □ lump-sum limit (which can be used once only).

Working Capital Loan Contract
16.2 Purpose of loan limit: turnover for operation and repayment of loans from other banks.
16.3 The credit period starts from February 2, 2026 to February 2, 2029.

Article 17 Interest Rate Agreement
17.1 The latest permissible lower limit shall apply to the loans under this contract.
17.2 If the loan currency is that other than RMB, USD, EUR, HKD, JPY and GBP, the types of pricing benchmarks, the rules for calculating the daily interest rate, the rules for determining the applicable pricing benchmark value on the date of application of the pricing benchmark and the date of adjustment of the loan interest rate for the corresponding loan shall be as follows:
/

Article 18 Account Agreement
18.1 The Borrower designates the following account as the loan account, which □ is ☑ is not a special loan origination account opened by the Borrower with the Lender. If otherwise agreed in the corresponding Application for Use of Loan Limit, the agreement in the Application for Use of Loan Limit shall prevail.
Account Name: Zai Lab (Shanghai) Co., Ltd.

Working Capital Loan Contract
Account Number: 310066865013009208424
Bank: Bank of Communications Co., Ltd. Shanghai Zhangjiang Sub-Branch
18.2 The Borrower designates that:
(1) The account for paying off the loan is:
Account Name: Zai Lab (Shanghai) Co., Ltd.
Account Number: 310066865013009208424
Bank: Bank of Communications Co., Ltd. Shanghai Zhangjiang Sub-Branch
(2) The account for fund collection is:
Account Name: Zai Lab (Shanghai) Co., Ltd.
Account Number: 310066865013009208424
Bank: Bank of Communications Co., Ltd. Shanghai Zhangjiang Sub-Branch

Article 19 Specific Agreements on Loan Disbursement, Payment and Repayment
19.1 The term of each loan drawn down under this contract shall not exceed 12 ☑ months □ days and the maturity date of all loans shall be no later than August 2, 2029.
19.2 The limit for the Borrower paying the loan on its own under this contract is: □ RMB □ / (foreign currency)
 / 0,000 yuan or equivalent in other currencies.
19.3 The Lender shall be entrusted to pay if one of the following conditions is met:

Working Capital Loan Contract
/
19.4 If the Borrower pays on its own, the Borrower shall report the payment of the loan funds to the Lender within / days after the loan is disbursed.

Article 20 Financial Restriction, Ratings from External Agencies and Business Qualifications/Licenses
20.1 The Borrower’s foreign investment is capped at RMB 1 Billion; the limit of external guarantee is RMB 1 Billion; the debt financing increase limit is RMB 1.5 Billion.
20.2 Contractual provisions on the financial indicators of the Borrower:
(1) /
(2) /
(3) /
20.3 Specific provisions on the rating of external agencies:
(1) /
(2) /
20.4 Specific provisions on the Borrower’s business qualifications/licenses:
(1) /
(2) /

▲▲Article 21 Specific Provisions on Risk Repricing

Working Capital Loan Contract
21.1 The contract adopts the risk repricing method (1) below: (1) negotiated repricing; (2) direct increase of the loan interest rate.
21.2 Where the “direct increase of loan interest rate” method is adopted:
21.2.1 If the loan currency is RMB, USD, EUR, HKD, JPY or GBP, the value of the increased interest rate plus (minus) points is: □ without plus (minus) points □ plus percentage points □ minus / percentage points. Where a separate agreement in this regard is reached for a certain loan, the increased value of the interest rate plus (minus) points of the loan shall be that recorded in the applicable Application for Use of Loan Limit.
/
Article 22 Contact Information
The contact information for the Borrower to receive the notice under Article 12 includes:
Mailing address: Building B, 899 Halei Road, Pudong, Shanghai
Attn: Xiaopeng Feng
Zip code: 201210
Phone number: [***]
Mobile phone number: [***]
Fax: [***]

Working Capital Loan Contract
Email address: [***]

Article 23 Number of Copies of the Contract
If this contract is signed in paper form, the original of this contract shall be executed in triplicate, and the contracting parties and the Guarantor (if any) shall each hold one copy.

Article 24 Other Matters Agreed
24.1 Depending on the ESG risks facing the industry where the Borrower operates, the Borrower ☑ is □ is not a Class A or Class B customer.
24.2 This contract is guaranteed by the “Guarantee Contract” entered into by and between Bank of Communications Co., Ltd. Shanghai Zhangjiang Sub-Branch and ZAI LAB LIMITED with No. C260204GR3102202.
24.3 The payment method of the loan under this contract is determined in the “Application for Use of Loan Limit” signed by the Lender.
24.4 The interest rate for the loan disbursement under this contract is the most recent one-year LPR announced before the loan disbursement date minus 50 basis points, and the interest rate floating rule is floating by quarter.
24.5 The Borrower can make consultations and complaints with respect to the business under this contract via the Lender’s contact number (021) 50800840.

Working Capital Loan Contract

Borrower: Zai Lab (Shanghai) Co., Ltd.
Legal representative (person in charge): Xiaopeng Feng
Legal address: 1-3F & 5-8F, Building B, 899 Halei Road, China (Shanghai) Pilot Free Trade Zone
Lender: Bank of Communications Co., Ltd. Shanghai Zhangjiang Sub-Branch
Person in charge: Zhu Lei
Mailing address: 560 Songtao Road

The Borrower has read through all the terms of the contract, especially the clauses marked with ▲▲ and bolded, and the Borrower has requested the Lender to explain the clauses in doubt, and the signing of this contract by the Borrower indicates that the Lender has explained the meaning and consequences of the relevant clauses at the Borrower’s request, the Borrower has understood the meaning of relevant clauses as well as the responsibilities, consequences, etc. it should bear after acceptance of the relevant agreements, and that the Borrower has agreed to all the terms of the contract and is willing to perform its responsibilities in accordance with the contract.

Working Capital Loan Contract
(This page is the signing page of the “Working Capital Loan Contract”, with no text below)

Borrower (official seal)	Lender (contract seal)
Zai Lab (Shanghai) Co., Ltd. (official seal)	Bank of Communications Co., Ltd. Shanghai Zhangjiang Sub-Branch (contract seal for credit business)
Legal representative (person in charge) or authorized representative (signature or seal)	Legal representative (person in charge) or authorized representative (signature or seal)
Xiaopeng Feng (name chop)	/s/ Ke Zhou
Signing Date: February 25, 2026	Signing Date: February 25, 2026